Exhibit 16.1

July 25, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Kewaunee Scientific Corporation’s statements included under Item 4.01 of its Form 8-K/A filed on July 25, 2016 and we agree with such statements concerning our firm.

/s/ Cherry Bekaert LLP